UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 8, 2019

Elanco Animal Health Incorporated

(Exact name of registrant as specified in its charter)

Indiana	001-38661	82-5497352
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2500 Innovation Way Greenfield, Indiana	46140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 352-6261

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ELAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.          Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 8, 2019, the Board of Directors (the “Board”) of Elanco Animal Health Incorporated (the “Company”) adopted the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws amended and restated the prior bylaws of the Company in their entirety, and became effective upon their approval by the Board. Among other changes, the Company’s bylaws were amended in the manner summarized below.

•                  Article I, Sections 1.9 (Notice of Shareholder Business) and 1.10 (Notice of Shareholder Nominees) have been revised to clarify and enhance the procedures for the submission of shareholder proposals and director nominations, including  to change the advance notice deadlines from 120 to 150 days before the date of the proxy statement for the previous year’s annual meeting of shareholders to 90 to 120 days before the anniversary date of the previous annual meeting of shareholders; provided that in the event that no annual meeting was held the previous year or the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, not later than ten days following the day on which public disclosure of the date of the meeting was made.

•                  Each of Article I, Section 1.9 and Article I, Section 1.10 has also been revised to provide additional detail regarding the information that must be included in the notice required to be submitted by a shareholder submitting proposals for consideration at any meeting of the Company’s shareholders or shareholder nominating a candidate for election as a director, including any other information regarding any Shareholder Associated Person (as defined in the Amended and Restated Bylaws) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies pursuant to SEC rules,  and a representation whether the proposing shareholder or Shareholder Associated Person intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of the proposal or nominee.

•                  Article II, Section 2.1 (General Powers) has been revised to clarify that the Board of Directors may exercise all such powers of the Company and take any action that is not required to be taken by the shareholders.

•                  Article II, Section 2.5 (Meetings of Directors) has been revised to require special meetings of directors to be called by not less than a majority of directors then in office and to change the required notice of such meetings to 12 hours.

•                  Article VII, Section 7.3 (Exclusive Forum) has been added to provide for the designation of any state court located in Hancock County, Indiana or Marion County, Indiana or, if no such state court has jurisdiction, the United States District Court for the Southern District of Indiana as the exclusive forum for certain shareholder litigation such as derivative claims, breach of fiduciary duty claims, claims pursuant to the Indiana Business Corporation Law, the Articles of Incorporation or the Amended and Restated Bylaws, actions to interpret, enforce or determine the validity of the Articles of Incorporation or Amended and Restated Bylaws, or claims governed by the internal affairs doctrine, unless the Company otherwise consents to another jurisdiction.

In addition, the Amended and Restated Bylaws also include other technical, procedural, clarifying and conforming changes.

The foregoing description is qualified in its entirety by reference to Exhibit 3.1 to this Current Report on Form 8-K, which is a complete copy of the Amended and Restated Bylaws, and to Exhibit 3.2 to this Current Report on Form 8-K, which is a marked copy of the Amended and Restated Bylaws indicating the specific changes from the bylaws as in effect immediately prior to their amendment and restatement.

Item 9.01             Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Elanco Animal Health Incorporated, effective August 8, 2019.
3.2	Amended and Restated Bylaws of Elanco Animal Health Incorporated, marked to indicate changes from the bylaws in effect immediately prior thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elanco Animal Health Incorporated

Date: August 9, 2019	By:	/s/ Michael-Bryant Hicks
Name: Michael-Bryant Hicks
Title: Executive Vice President, General Counsel and Corporate Secretary